Exhibit 99.1

For Immediate Release
For Further Information, Contact:
Brian Arsenault, SVP, Investor Relations
207 761-8517

Net Income Up 11% at Banknorth

(First Quarter Earnings Conference Call at 1:30 p.m. Eastern Time today, April 26, 2004.  Dial-in number for USA and Canada is 800 901-5241.  International dial-in number is 617 786-2963. Passcode for both numbers is 10986982. Replay number for USA and Canada is 888 286-8010. International dial-in number is 617 801-6888.  Replay passcode is 7000157.  Live webcast and webcast replay available at www.banknorth.com, Investor Relations.)

Portland, Maine, April 26, 2004 – Banknorth Group, Inc. (NYSE: BNK) today announced net income of $90.3 million for the first quarter ended March 31, 2004, an 11% increase over net income of $81.4 million for the first quarter of 2003.  On a per diluted share basis, net income was 54 cents for the first quarter, up 6% over the same quarter a year ago.

Exclusive of merger and consolidation costs, net income was $91.4 million, or 55 cents per diluted share, for the quarter ended March 31, 2004, up 8% from $84.3 million, or 53 cents per diluted share, for the first quarter of 2003.

“We sacrificed a penny or more of earnings per share this quarter to provide additional marketing dollars to prepare for the market opportunity created by the Bank of America acquisition of Fleet/Boston,” said William J. Ryan, Company Chairman, President and Chief Executive Officer.  “We believe a short-time sacrifice for potential long-term gains is well worth it and will ultimately provide enhanced shareholder value.”

Net interest income was $208.1 million in the first quarter of 2004, a 7% increase as compared to $195.2 million of net interest income in the first quarter of 2003. Loans and leases also increased by 7% from March 31, 2003 to March 31, 2004, with commercial real estate loans and consumer loans both up 11% and commercial business loans and leases up 13%.  Loans and leases increased by an annualized rate of 8% from December 31, 2003 to March 31, 2004 due to growth in commercial business loans and leases and consumer loans.

Noninterest income, principally fee income from banking and non-banking financial services, increased 13% in the first quarter of 2004 as compared to the first quarter of 2003. Investment planning services income increased 49%, trust and investment management services income increased 24%, deposit services fees rose 16%, merchant and electronic banking income increased 15%, and insurance brokerage commissions were up 11%.

Noninterest expense increased to $159.7 million for the quarter ended March 31, 2004, up 7% from the same quarter a year ago.  Marketing expenses increased $2.5 million, nearly 50% higher than the same quarter a year ago, while staffing expenses increased  $6.8 million, or 8%.

Total deposits at March 31, 2004 were 2% higher than at March 31, 2003 as Banknorth continued to allow higher interest certificates of deposit to decline.  Noninterest bearing deposits, principally checking accounts, increased by 16% and money market and NOW accounts increased by 10%.  Regular savings accounts increased by 3% at March 31, 2004 as compared to March 31, 2003.  Total deposits at March 31, 2004 were flat from year-end despite modest increases in retail money market and NOW accounts and regular savings accounts.

The Company’s net interest margin for the quarter ended March 31, 2004 was 3.68% as compared to 3.66% for the quarter ended March 31, 2003 and 3.65% for the quarter ended December 31, 2003.

Banknorth’s capital strengthened over both the previous year and the previous quarter.  Tier I leverage capital climbed to 6.84% at March 31, 2004, as compared to 6.53% at March 31, 2003 and 6.65% at December 31, 2003.  Tangible equity to tangible assets increased to 5.79% at March 31, 2004, as compared to 5.42% at March 31, 2003 and 5.37% at December 31, 2003. Total risk-based capital increased by similar margins to 11.51% at March 31, 2004.

Book value per share at March 31, 2004 was $16.26 as compared to $15.24 at March 31, 2003 and $15.54 at December 31, 2003.  Tangible book value per share was $9.14 at the end of the first quarter as compared to $8.31 at March 31, 2003 and $8.37 at December 31, 2003. Shareholders’ equity was $2.65 billion at March 31, 2004, up 6% from $2.50 billion at March 31, 2003 and 5% from $2.52 billion at December 31, 2003.

Banknorth also announced today that it expects to finalize its acquisitions of CCBT Financial Companies, Inc. (NASDAQ: CCBT), the parent company of Cape Cod Bank and Trust Company, and Foxborough Savings Bank (OTS: FOXS.PK) on April 30, 2004.  Both companies’ stock will trade on April 30, 2004 but not subsequently.

“These acquisitions strengthen our increasing presence in Massachusetts, a vital market for Banknorth,” Mr. Ryan said.  “We are now a significant banking presence south of Boston and into the important Cape Cod market area.”

At March 31, 2004, Banknorth Group, headquartered in Portland, Maine, had $26.9 billion in assets. The two pending acquisitions are expected to increase Banknorth’s assets by more than $1.5 billion. Banknorth’s banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont).  The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The Company’s website is at www.banknorth.com.

Note: This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance.  These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as the amortization of intangible assets in the case of “cash basis” performance measures. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature, such as security gains and prepayment penalties. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Banknorth.  Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting Banknorth’s operations.  In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties.  Investors are encouraged to access Banknorth’s periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Banknorth, including information which could affect Banknorth’s forward-looking statements.

Banknorth Group, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	March 31, 2004	March 31, 2003	% Change	December 31, 2003	% Change

Cash and due from banks	$516,772	$604,779	-15%	$669,686	-23%
Federal funds sold and other short-term investments	8,356	2,838	194%	4,645	80%
Securities available for sale	7,389,833	7,674,151	-4%	7,122,992	4%
Securities held to maturity	115,442	193,181	-40%	124,240	-7%

Loans and leases held for sale	46,970	87,396	-46%	41,696	13%
Loans and leases:
Residential real estate mortgages	2,647,540	3,028,851	-13%	2,710,483	-2%
Commercial real estate mortgages	5,549,406	5,016,865	11%	5,528,862	0%
Commercial business loans and leases	3,482,093	3,080,034	13%	3,287,094	6%
Consumer loans and leases	4,944,573	4,453,423	11%	4,819,523	3%
Total loans and leases	16,623,612	15,579,173	7%	16,345,962	2%
Less: Allowance for loan and lease losses	233,297	226,677	3%	232,287	0%
Loans and leases, net	16,390,315	15,352,496	7%	16,113,675	2%

Premises and equipment	260,302	278,316	-6%	264,818	-2%
Goodwill	1,127,799	1,095,476	3%	1,126,639	0%
Identifiable intangible assets	34,491	41,292	-16%	36,415	-5%
Bank owned life insurance	493,729	470,645	5%	488,756	1%
Other assets	495,583	454,721	9%	460,173	8%

	$26,879,592	$26,255,291	2%	$26,453,735	2%

Liabilities & Shareholders’ Equity

Deposits:
Regular savings	$2,517,632	$2,439,896	3%	$2,460,522	2%
Retail money market and NOW accounts	7,268,948	6,632,023	10%	7,130,534	2%
Retail certificates of deposit	4,592,577	5,381,509	-15%	4,733,104	-3%
Noninterest bearing deposits	3,578,609	3,093,152	16%	3,577,025	0%
Total deposits	17,957,766	17,546,580	2%	17,901,185	0%

Borrowings from the Federal Home Loan Bank	1,485,014	2,453,698	-39%	1,495,385	-1%
Federal funds purchased and securities sold under repurchase agreements	3,823,452	3,016,512	27%	3,659,550	4%
Subordinated debt and senior notes	362,961	201,880	80%	348,293	4%
Other borrowings	61,360	26,619	131%	84,361	-27%
Junior subordinated debentures	305,591	—	100%	—	100%
Company obligated, mandatorily redeemable securities of subsidiary trusts holding solely parent junior subordinated debentures	—	295,056	-100%	295,275	-100%
Other liabilities	231,537	216,752	7%	149,167	55%

Total liabilities	24,227,681	23,757,097	2%	23,933,216	1%

Shareholders’ equity	2,651,911	2,498,194	6%	2,520,519	5%

	$26,879,592	$26,255,291	2%	$26,453,735	2%

Banknorth Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Three Months Ended March 31,		%
(In thousands, except per share data)	2004	2003	Change

Interest and dividend income	$292,652	$309,327	-5%
Interest expense	75,043	103,190	-27%
Net interest income	217,609	206,137	6%
Provision for loan and lease losses	9,500	10,901	-13%
Net interest income after provision for loan and lease losses	208,109	195,236	7%

Noninterest income:
Deposit services	26,153	22,526	16%
Insurance brokerage commissions	13,736	12,357	11%
Merchant and electronic banking income, net	10,404	9,021	15%
Trust and investment management services	9,149	7,351	24%
Bank owned life insurance	5,496	5,342	3%
Investment planning services	4,839	3,256	49%
Net gains on sales of securities	3,581	2,782	29%
Other noninterest income	14,859	15,603	-5%
	88,217	78,238	13%
Noninterest expense:
Salaries and employee benefits	87,534	80,693	8%
Occupancy and equipment expense	27,599	26,159	6%
Data processing	10,436	10,178	3%
Advertising and marketing	7,523	5,060	49%
Amortization of identifiable intangible assets	1,904	1,997	-5%
Merger and consolidation costs (1)	1,614	4,450	-64%
Other noninterest expense	23,109	21,371	8%
	159,719	149,908	7%

Income before income tax expense	136,607	123,566	11%
Income tax expense	46,280	42,173	10%
Net Income	$90,327	$81,393	11%

Weighted average shares outstanding:
Basic	162,965	157,667	3%
Diluted	166,657	159,328	5%
Earnings per share:
Basic	$0.55	$0.52	6%
Diluted	0.54	0.51	6%

(1)  Merger and consolidation costs consist of merger charges, certain asset write-downs and branch closing costs.

NM - calculated % change is not meaningful

Banknorth Group, Inc. and Subsidiaries

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		%
	2004	2003	Change

Net interest income	$217,609	$206,137	6%
Net income	$90,327	$81,393	11%
Shares outstanding (end of period)	163,046	163,881	-1%
Weighted average shares outstanding:
Basic	162,965	157,667	3%
Diluted	166,657	159,328	5%

Earnings per share:
Basic	$0.55	$0.52	6%
Diluted	$0.54	$0.51	6%

Shareholders’ equity (end of period)	$2,651,911	$2,498,194	6%
Book value per share (end of period)	$16.26	$15.24	7%
Tangible book value per share (end of period)	$9.14	$8.31	10%

			Nominal Inc/(Dec)
RATIOS & OTHER INFORMATION:
Net interest margin (net interest income as a % of average earning assets) (1)	3.68%	3.66%	0.02%
Net interest spread (yield on earning assets minus yield on interest-bearing liabilities) (1)	3.46%	3.37%	0.09%

Return on average assets	1.37%	1.32%	0.05%
Return on average equity	14.13%	14.26%	-0.13%

At period end:
Tier 1 leverage capital ratio	6.84%	6.53%	0.31%
Tangible equity/tangible assets	5.79%	5.42%	0.37%
Total risk based capital ratio	11.51%	11.20%	0.31%

Non-performing loans	$67,854	$78,837	-14%
Total non-performing assets	$70,554	$82,654	-15%
Non-performing loans as a % of total loans	0.41%	0.51%	-0.10%
Non-performing assets as a % of total assets	0.26%	0.31%	-0.05%

Full service banking offices	358	360

FINANCIAL INFORMATION AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):

Noninterest income as a percent of total income (2)	28.00%	26.80%	1.20%

Merger and consolidation costs on a net of tax basis (3)	$1,049	$2,899	-64%
Per diluted share:	0.01	0.02	-50%

Noninterest expense (4)	$158,105	$145,458	9%

Return on average assets (5)	1.39%	1.36%	0.03%
Cash return on average tangible assets (5) (6)	1.47%	1.44%	0.03%

Return on average equity (5)	14.29%	14.77%	-0.48%
Cash return on average tangible equity (5) (6)	26.44%	24.76%	1.68%

Efficiency ratio (7)	52.31%	51.66%	0.65%
Cash efficiency ratio (8)	51.68%	50.95%	0.73%

(1)          Adjusted to fully taxable equivalent basis.

(2)          Excludes securities gains/(losses).

(3)          Merger and consolidation costs consist of merger charges, certain asset write-downs and branch closing costs.

(4)          Excludes pre-tax merger and consolidation costs.

(5)          Excludes merger and consolidation costs, net of related tax benefits.

(6)          Cash ratios reflect an adjustment to add back the amortization of intangible assets, net of related tax benefits.

(7)          Excludes securities gains/(losses) and merger and consolidation costs.

(8)          Excludes securities gains/(losses), merger and consolidation costs and amortization of intangible assets.

Banknorth Group, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCE SHEETS (Unaudited)

	Three Months Ended March 31,
	2004		2003
(Dollars in thousands)	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate

Assets

Loans and leases (1)
Residential real estate mortgages	$2,725,221	5.19%	$2,792,615	5.97%
Commercial real estate mortgages	5,540,489	5.71%	4,913,188	6.42%
Commercial loans and leases	3,387,309	4.82%	3,006,370	5.32%
Consumer loans and leases	4,883,031	5.12%	4,186,917	6.02%
	16,536,050	5.27%	14,899,090	6.00%
Securities	7,339,247	4.22%	7,879,925	4.54%
Federal funds sold and other short-term investments	7,624	0.80%	4,535	2.21%
Total earning assets	23,882,921	4.94%	22,783,550	5.50%

Bank owned life insurance	490,428		425,136
Noninterest-earning assets	2,153,677		1,858,791
Total assets	$26,527,026		$25,067,477

Liabilities & Shareholders’ Equity

Interest-bearing deposits:
Regular savings	$2,468,416	0.30%	$2,173,771	0.57%
Retail money market and NOW accounts	7,118,939	0.80%	6,217,880	1.02%
Retail certificates of deposit	4,660,009	1.97%	5,012,351	2.64%
Brokered deposits	—	0.00%	—	0.00%
Total interest-bearing deposits	14,247,364	1.10%	13,404,002	1.55%
Borrowed funds	6,048,457	2.41%	6,272,657	3.34%
Total interest-bearing liabilities	20,295,821	1.48%	19,676,659	2.13%
Noninterest bearing deposits	3,487,716		2,905,737
Other liabilities	171,584		170,732
Shareholders’ equity	2,571,905		2,314,349

Total liabilities and shareholders’ equity	$26,527,026		$25,067,477

Net earning assets	$3,587,100		$3,106,891

Net interest income (fully taxable equivalent)	$219,099		$207,399
Less: fully taxable equivalent adjustments	(1,490)		(1,262)
Net interest income	$217,609		$206,137

Net interest rate spread (fully taxable equivalent)		3.46%		3.37%
Net interest margin (fully taxable equivalent)		3.68%		3.66%

(1) Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans.

Banknorth Group, Inc. and Subsidiaries

Asset Quality (unaudited)

(Dollars in thousands)

	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003

Non-performing Assets:

Residential real estate mortgages	$7,990	$7,157	$9,135	$9,827	$9,828
Commercial real estate mortgages	24,619	19,700	27,069	19,139	22,990
Commercial business loans and leases	28,978	24,412	22,857	24,577	38,562
Consumer loans and leases	6,267	8,493	7,664	7,192	7,457

Total non-performing loans	67,854	59,762	66,725	60,735	78,837

Other non-performing assets, net	2,700	3,341	3,632	3,725	3,817

Total non-performing assets	$70,554	$63,103	$70,357	$64,460	$82,654

Allowance for loan and lease losses	$233,297	$232,287	$229,581	$227,240	$226,677

Net loan charge-offs:

Residential real estate mortgages	$(72)	$10	$58	$31	$33
Commercial real estate mortgages	(446)	(168)	(269)	(474)	(272)
Total real estate mortgages	(518)	(158)	(211)	(443)	(239)
Commercial business loans and leases	1,785	2,402	518	4,468	2,516
Consumer loans and leases	7,223	8,111	7,852	5,913	6,566

Total net charge-offs	$8,490	$10,355	$8,159	$9,938	$8,843

Ratios:

Allowance for loan and lease losses to total loans and leases	1.40%	1.42%	1.44%	1.44%	1.46%
Allowance for loan and lease losses to non-performing loans	343.82%	388.69%	344.07%	374.15%	287.53%
Non-performing loans to total loans and leases	0.41%	0.37%	0.42%	0.39%	0.51%
Non-performing assets to total assets	0.26%	0.24%	0.27%	0.25%	0.31%
Net charge-offs to average loans (1)	0.21%	0.24%	0.23%	0.25%	0.24%

(1)          Annualized.

Banknorth Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Three Months Ended
(In thousands, except per share data)	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003

Interest and dividend income	$292,652	$290,414	$290,750	$302,478	$309,327
Interest expense	75,043	77,126	80,918	90,904	103,190
Net interest income	217,609	213,288	209,832	211,574	206,137
Provision for loan and lease losses	9,500	10,400	10,500	10,500	10,901
Net interest income after provision for loan and lease losses	208,109	202,888	199,332	201,074	195,236

Noninterest income:
Deposit services	26,153	25,881	25,167	23,747	22,526
Insurance brokerage commissions	13,736	11,480	10,930	10,948	12,357
Merchant and electronic banking income, net	10,404	10,542	11,115	11,098	9,021
Trust and investment management services	9,149	8,470	8,178	7,957	7,351
Bank owned life insurance	5,496	5,978	5,785	5,826	5,342
Investment planning services	4,839	4,765	3,761	3,911	3,256
Net gains on sales of securities	3,581	2,682	3,573	33,423	2,782
Other noninterest income	14,859	14,637	20,147	18,918	15,603
	88,217	84,435	88,656	115,828	78,238
Noninterest expense:
Salaries and employee benefits	87,534	81,451	82,230	82,248	80,693
Occupancy and equipment expense	27,599	26,731	26,188	27,579	26,159
Data processing	10,436	9,881	10,466	10,415	10,178
Advertising and marketing	7,523	5,430	5,553	5,957	5,060
Amortization of identifiable intangible assets	1,904	2,324	2,320	2,306	1,997
Merger and consolidation costs (1)	1,614	1,316	808	1,530	4,450
Prepayment penalties on borrowings	—	—	—	30,490	—
Other noninterest expense	23,109	28,543	24,082	23,514	21,371
	159,719	155,676	151,647	184,039	149,908

Income before income tax expense	136,607	131,647	136,341	132,863	123,566
Income tax expense	46,280	40,085	46,063	45,338	42,173
Net Income	$90,327	$91,562	$90,278	$87,525	$81,393

Weighted average shares outstanding:
Basic	162,965	162,149	161,517	162,312	157,667
Diluted	166,657	165,685	164,446	164,559	159,328
Earnings per share:
Basic	$0.55	$0.56	$0.56	$0.54	$0.52
Diluted	0.54	0.55	0.55	0.53	0.51

(1)          Merger and consolidation costs consist of merger charges, certain asset write-downs and branch closing costs.

Banknorth Group, Inc. and Subsidiaries

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended
(In thousands, except per share data)	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003

Net interest income	$217,609	$213,288	$209,832	$211,574	$206,137
Net income	$90,327	$91,562	$90,278	$87,525	$81,393
Shares outstanding (end of period)	163,046	162,188	161,543	160,843	163,881
Weighted average shares outstanding:
Basic	162,965	162,149	161,517	162,312	157,667
Diluted	166,657	165,685	164,446	164,559	159,328

Earnings per share:
Basic	$0.55	$0.56	$0.56	$0.54	$0.52
Diluted	$0.54	$0.55	$0.55	$0.53	$0.51

Shareholders’ equity (end of period)	$2,651,911	$2,520,519	$2,475,580	$2,463,751	$2,498,194
Book value per share (end of period)	$16.26	$15.54	$15.32	$15.32	$15.24
Tangible book value per share (end of period)	$9.14	$8.37	$8.32	$8.28	$8.31

RATIOS & OTHER INFORMATION:
Net interest margin (net interest income as a % of average earning assets) (1)	3.68%	3.65%	3.63%	3.71%	3.66%
Net interest spread (yield on earning assets minus yield on interest-bearing liabilities) (1)	3.46%	3.42%	3.39%	3.45%	3.37%

Return on average assets	1.37%	1.39%	1.39%	1.38%	1.32%
Return on average equity	14.13%	14.72%	14.85%	14.24%	14.26%

At period end:
Tier 1 leverage capital ratio	6.84%	6.65%	6.56%	6.36%	6.53%
Tangible equity/tangible assets	5.79%	5.37%	5.46%	5.41%	5.42%
Total risk based capital ratio	11.51%	11.29%	11.29%	10.99%	11.20%

Non-performing loans	$67,854	$59,762	$66,725	$60,735	$78,837
Total non-performing assets	$70,554	$63,103	$70,357	$64,460	$82,654
Non-performing loans as a % of total loans	0.41%	0.37%	0.42%	0.39%	0.51%
Non-performing assets as a % of total assets	0.26%	0.24%	0.27%	0.25%	0.31%

Full service banking offices	358	359	357	357	360

FINANCIAL INFORMATION AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):

Noninterest income as a percent of total income (2)	28.00%	27.71%	28.85%	28.03%	26.80%

Merger and consolidation costs on a net of tax basis (3)	$1,049	$855	$525	$996	$2,899
Per diluted share:	0.01	0.01	—	0.01	0.02

Noninterest expense (4)	$158,105	$154,360	$150,839	$152,018	$145,458

Return on average assets (5)	1.39%	1.41%	1.40%	1.39%	1.36%
Cash return on average tangible assets (5) (6)	1.47%	1.49%	1.48%	1.48%	1.44%

Return on average equity (5)	14.29%	14.86%	14.93%	14.40%	14.77%
Cash return on average tangible equity (5) (6)	26.44%	27.86%	28.63%	27.15%	24.76%

Efficiency ratio (7)	52.31%	52.32%	51.15%	51.71%	51.66%
Cash efficiency ratio (8)	51.68%	51.53%	50.36%	50.93%	50.95%

(1)          Adjusted to fully taxable equivalent basis.

(2)          Excludes securities gains/(losses).

(3)          Merger and consolidation costs consist of merger charges, certain asset write-downs and branch closing costs.

(4)          Excludes pre-tax merger and consolidation costs and prepayment penalties on borrowings.

(5)          Excludes merger and consolidation costs, net of related tax benefits.

(6)          Cash ratios reflect an adjustment to add back the amortization of intangible assets, net of related tax benefits.

(7)          Excludes securities gains/(losses), prepayment penalties on borrowings, and merger and consolidation costs.

(8)          Excludes securities gains/(losses), prepayment penalties on borrowings, merger and consolidation costs, and amortization of intangible assets.

Banknorth Group, Inc. and Subsidiaries

Reconciliation Table - Non-GAAP Financial Information (Unaudited)

	Three Months Ended
(In thousands, except per share data)	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003

Net income (including merger and consolidation costs)	$90,327	$91,562	$90,278	$87,525	$81,393
Add back merger and consolidation costs, net of tax
Merger related	1,355	862	525	1,396	2,927
Branch closings	—	(7)	—	—	(28)
Revised auto lease residual charge	(306)	—	—	(400)	—
Excluding merger and consolidation costs	91,376	92,417	90,803	88,521	84,292

Amortization of intangibles, net of tax	1,238	1,511	1,508	1,499	1,298

Cash basis, excluding merger and consolidation costs	$92,614	$93,928	$92,311	$90,020	$85,590

Basic earnings per share	$0.55	$0.56	$0.56	$0.54	$0.52
Effects of merger and consolidation costs, net of tax	0.01	0.01	—	0.01	0.01
Excluding merger and consolidation costs	0.56	0.57	0.56	0.55	0.53
Effects of amortization of intangibles, net of tax	0.01	0.01	0.01	—	0.01
Cash basis, excluding merger and consolidation costs	$0.57	$0.58	$0.57	$0.55	$0.54

Diluted earnings per share	$0.54	$0.55	$0.55	$0.53	$0.51
Effects of merger and consolidation costs, net of tax	0.01	0.01	—	0.01	0.02
Excluding merger and consolidation costs	0.55	0.56	0.55	0.54	0.53
Effects of amortization of intangibles, net of tax	0.01	0.01	0.01	0.01	0.01
Cash basis, excluding merger and consolidation costs	$0.56	$0.57	$0.56	$0.55	$0.54

Return on average assets	1.37%	1.39%	1.39%	1.38%	1.32%
Effects of merger and consolidation costs, net of tax	0.02%	0.02%	0.01%	0.01%	0.04%
Excluding merger and consolidation costs	1.39%	1.41%	1.40%	1.39%	1.36%
Effects of amortization of intangibles, net of tax	0.08%	0.08%	0.08%	0.09%	0.08%
Cash basis, excluding merger and consolidation costs	1.47%	1.49%	1.48%	1.48%	1.44%

Return on average equity	14.13%	14.72%	14.85%	14.24%	14.26%
Effects of merger and consolidation costs, net of tax	0.16%	0.14%	0.08%	0.16%	0.51%
Excluding merger and consolidation costs	14.29%	14.86%	14.93%	14.40%	14.77%
Effects of amortization of intangibles, net of tax	12.15%	13.00%	13.70%	12.75%	9.99%
Cash basis, excluding merger and consolidation costs	26.44%	27.86%	28.63%	27.15%	24.76%

Efficiency ratio	52.23%	52.29%	50.81%	56.21%	52.71%
Effects of securities gains and prepayment penalties on borrowings	0.61%	0.47%	0.62%	-3.98%	0.53%
Effects of merger and consolidation costs	-0.53%	-0.44%	-0.28%	-0.52%	-1.58%
Excluding securities gains, prepayment penalties on borrowings, and merger and consolidation costs	52.31%	52.32%	51.15%	51.71%	51.66%
Effects of amortization of intangibles	-0.63%	-0.79%	-0.79%	-0.78%	-0.71%
Cash basis, excluding securities gains, prepayment penalties on borrowings and merger and consolidation costs	51.68%	51.53%	50.36%	50.93%	50.95%

Non Interest Income	$88,217	$84,435	$88,656	$115,828	$78,238
Net gains on sales of securities	3,581	2,682	3,573	33,423	2,782
Excluding securities gains	$84,636	$81,753	$85,083	$82,405	$75,456

Non Interest Expense	$159,719	$155,676	$151,647	$184,039	$149,908
Merger and consolidation costs	1,614	1,316	808	1,530	4,450
Prepayment penalties on borrowings	—	—	—	30,490	—
Excluding merger and consolidation costs and prepayment penalties on borrowings	$158,105	$154,360	$150,839	$152,019	$145,458